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                                                                 EXHIBIT 10.13.4


                              FOURTH AMENDMENT TO
                               ALBERTSON'S, INC.
                         EXECUTIVE PENSION MAKEUP PLAN

         This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                   RECITALS:

A. The Corporation established effective June 1, 1988, the Albertson's, Inc. Executive Pension Makeup Plan for the purpose of providing supplementary retirement benefits to a select group of management or highly compensated employees, and amended and restated such plan, effective February 1, 1989, and subsequently amended the plan (as amended and restated, the "Plan").

B. The Corporation, under Article V of the Plan, reserved the right to amend the Plan.

C. Pursuant to resolutions adopted by the Board of Directors of the Corporation on August 29, 1988 and May 26, 1989, the Administrative Committee of the Grantor Trust Committee (the "Committee") was granted authority to amend the Plan.

D. The Committee has determined that it is advisable to amend the Plan in the manner hereinafter set forth.

                                  AMENDMENTS:

         NOW, THEREFORE, the following amendments to the Plan are hereby adopted, effective January 1, 1995:

         1.      Article I is expanded to include the following definitions:

                 "Normal Retirement Date" shall have the same meaning as set forth in the Salaried Pension Plan.

                 "Retirement Benefit" shall mean a Participant's benefit as determined pursuant to Section 3.02.

         2.      Section 3.01 is renamed "AMOUNT OF ACCRUED BENEFIT."

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         3.      A new Section 3.02 shall be added as follows:

                 3.02 AMOUNT OF RETIREMENT BENEFIT. A Participant's Retirement Benefit shall be a monthly benefit equal to the Participant's Accrued Benefit adjusted in the same manner as under the Salaried Pension Plan for benefits commencing at a date other than the Participant's Normal Retirement Date.

         4.      Sections 3.02, 3.03 and 3.04 are renumbered as Sections 3.03,
                 3.04 and 3.05, respectively.

         5.      Section 4.02 is amended to read, in its entirety, as follows:

                 4.02 FORM OF BENEFIT PAYMENTS. Benefit payments shall be paid in the form of a period-certain and life annuity which is the payment of a reduced benefit to the Participant payable until death, and if the Participant's death occurs within a period 10 years after benefit payments commence, payments of such reduced benefit shall be continued in the same amount to the Participant's Beneficiary (i.e., the Participant's Beneficiary or Beneficiaries designated under the Salaried Pension Plan) for the balance of the 10-year period. Such benefit shall be the actuarial equivalent of the Participant's Retirement Benefit. Notwithstanding the foregoing, if the lump sum amount which is the actuarial equivalent of the Participant's Retirement Benefit is $3,500 or less, such amount shall immediately be distributed in a single lump sum payment. The actuarial equivalent of the Participant's Retirement Benefit shall be determined using the actuarial assumptions and equivalents provided under the Salaried Pension Plan.


         IN WITNESS WHEREOF, the Employer has caused this Fourth Amendment to be executed by its duly authorized officers this 27th day of January, 1995 to be effective as of January 1, 1995.

                                       ALBERTSON'S, INC.
                                       a Delaware corporation



                                       BY:         THOMAS R. SALDIN
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                                           Thomas R. Saldin
                                           Executive Vice President,
                                           Administration and General Counsel


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